EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Old Kent Financial Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated June 5, 2000, included in this Form 11-K, into the Company's previously filed Form S-8 Registration Statements, file No. 33-17309 and No. 333-03461, as amended.

/s/Arthur Andersen LLP
Chicago, Illinois,
  June 28, 2000.